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                                                           EXHIBIT 10.12

                                  STOCK OPTION

                                Grant of Option

         1. FOR GOOD AND VALUABLE CONSIDERATION, the receipt which is hereby acknowledged, INMOLD, INC., an Indiana corporation, hereinafter referred to as the "Corporation", grants to HORIZON BIDCO INVESTMENT CO., a Michigan corporation organized under the Michigan BIDCO Act, hereinafter referred to as "BIDCO", the right to acquire up to 75,000 shares of common stock of the Corporation at $. 10 per share ("Exercise Price"), at any time and from time to time during the Loan Term as defined in a Business Loan Agreement ("Agreement") of even date herewith between BIDCO and G-P Plastics, Inc. ("G-P"), a subsidiary of the Corporation, and for 24 months after the expiration of the Loan Term ("Exercise Period") subject to the following provisions, terms and conditions.

                             Procedure for Exercise

         2. The right to purchase granted under this option may be exercised by BIDCO in whole or in part, but not as to a fractional share, by surrender of this option, properly endorsed if required, at the principal office of the Corporation, and by delivering payment to the Corporation by certified check or bank check of the aggregate Exercise Price for the number of shares purchased. The shares purchased shall be deemed to be issued to BIDCO as the record owner as of the close of business on the date on which this option is surrendered and payment is made for the shares. Certificates representing the shares purchased shall be delivered to BIDCO within 10 days after the rights represented by this option have been properly exercised. Unless this option shall have expired or shall have been fully exercised, a new option in the same form as this option, representing any number of shares for which this option shall not have been exercised, shall also be delivered to BIDCO within that time.

               Shares to be Fully Paid and Reservation of Shares

         3. The Corporation covenants and agrees that all shares that may be issued on the exercise of the rights represented by this option shall, on issuance, be fully paid and nonassessable and free from all taxes, liens and charges related to the issuance of the shares. The Corporation further covenants and agrees that during the period within which the rights represented by this option may be exercised, the Corporation shall, at all times, have authorized and reserved for the purpose of issuance or transfer on exercise of this option a sufficient number of the shares subject to this option to provide for its exercise.
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                           Exercise Price Adjustment

         4. If the Corporation shall, at any time, subdivide the outstanding shares of the class of shares covered by this option into a greater number of shares, the Exercise Price shall be proportionally reduced and the number of shares covered by this option shall be proportionally increased. Conversely, if the outstanding shares shall be combined into a smaller number of shares, the Exercise Price shall be proportionally increased and the number of shares covered by this option shall be proportionally reduced. In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the assets of the Corporation, BIDCO shall subsequently have the right to purchase and receive the securities or assets that BIDCO would have received or been entitled to receive had BIDCO been a holder or an aggregate number of outstanding shares at the effective time of the reorganization, reclassification, consolidation, merger or sale. This right shall be on the basis and on the terms and conditions specified in this option and shall replace the right to purchase the shares specified in this option.

                       Right to Acquire Additional Shares

         5. Pursuant to the terms of the Agreement, in the event the Gross Revenues, as defined in the Agreement of G-P do not exceed $17,500,000 annually by its fiscal year ending in 2001, the Corporation shall grant to BIDCO the right to acquire an additional 10,000 shares of the common stock of the Corporation at the Exercise Price, subject to any adjustment pursuant to Section 4 above, at any time during the Exercise Period. A new option in the same form as this option shall be delivered to BIDCO within 10 days of receipt by G-P of its reviewed financial statement for its fiscal year ending in 2001.

                          Absence of Rights of Holder

         6. This option shall not entitle BIDCO to any rights as a shareholder of this Corporation prior to the exercise of this option.

                              Redemption of Option

         7. BIDCO, at its option, may require the Corporation to redeem the options granted hereunder, or hereafter granted pursuant to Section 5 hereof at a price equal to $2.10 per share during the 60 day period ("Redemption Period") commencing with the day the Loan Term expires. In the event of prepayment, the 60 day Redemption Period shall commence on the date of prepayment. BIDCO shall notify the Corporation in writing at any time during the Redemption Period of its desire to have the options redeemed.

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         IN WITNESS WHEREOF, INMOLD, INC. has caused this option to be executed by its duly authorized officers on 1997.


                                   INMOLD, INC.

                                   By:
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                                   Its:
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